UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2007

SOUTHERN UNION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6407	75-0571592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5444 Westheimer Road Houston, Texas (Address of principal executive offices)	77056-5306 (Zip Code)

Registrant's telephone number, including area code: (713) 989-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

IEM 8.01 OTHER EVENTS

On October 23, 2007, Panhandle Eastern Pipe Line Company, LP (“Panhandle”), a wholly-owned subsidiary of Southern Union Company (“Southern Union”), entered into an Underwriting Agreement (the "Underwriting Agreement") with Banc of America Securities LLC, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as representatives of the several underwriters named in the Underwriting  Agreement, for the sale of $300 million aggregate principal amount of Panhandle’s 6.20% senior notes due 2017 (the “Notes”).  The Notes were registered by Panhandle pursuant to post-effective amendment no. 1 to the registration statement on Form S-3 (File No. 333-137998) under Rule 413(b) under the Securities Act of 1933, as amended (the "Act"). The Notes are unsecured.  The Underwriting Agreement contains customary representations, warranties, agreements and indemnification obligations of Panhandle, including for liabilities under the Act.  The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.
ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

1.1
Underwriting Agreement, dated October 23, 2007, by and between Panhandle and Banc of America Securities LLC, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as Representatives for the several underwriters named in the Underwriting Agreement.

This 8-K includes forward-looking statements. Although Southern Union believes that its expectations are based on reasonable assumptions, it can give no assurance that such assumptions will materialize. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein are enumerated in Southern Union's Forms 10-K and 10-Q as filed with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the Company, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN UNION COMPANY
(Registrant)
Date: October 29, 2007	By:	/s/ Robert M. Kerrigan, III
Robert M. Kerrigan, III
Vice President - Assistant General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1
Underwriting Agreement, dated October 23, 2007, by and between Panhandle and Banc of America Securities LLC, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as Representatives for the several underwriters named in the Underwriting Agreement.